UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

FILED

2005 DEC 20 AM 7: 55

In re

:

Case No. 03-57447

Gasel Transportation Lines, Inc.,

:

Chapter 11

Debtor.

:

(Judge Caldwell)

ORDER OF DISMISSAL AND ORDERING CLOSING

On December 19, 2005, the Court conducted a hearing on an Order to Show Cause for Conversion or Dismissal. Based upon the record and statements of counsel the Court has determined that the dismissal of this case is in the best interest of creditors. Accordingly, this case is DISMISSED. 11 U.S.C. Sec. § 1112(b)

It is further ordered that the Clerk forthwith close this case.

IT IS SO ORDERED.

DEC 19, 2005

Date:

/s/ Charles M. Caldwell

Charles M. Caldwell

United States Bankruptcy Judge

Copies to:

Gasel Transportation Lines, Inc., Post Office Box 1199, Marietta, Ohio 45750 Grady L. Pettigrew, Jr., Esq. (electronic service)

William B. Logan, Jr., Esq. (electronic service)

Andrew M. Malek, Esq. (electronic service)

Lawrence J. Hackett, Esq. (electronic service)

All Creditors - BNC

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